2006 First Quarter Results
Analyst & Investor Conference Call

May 10, 2006

Sales
Adjusted EBITDA2
Adjusted EBIT3
Consolidated net income
Cash provided by operating activities
Free cash flow4
Net financial position5
E.ON Group – Financial highlights
First Quarter in million €
21,532
3,252
2,534
1,718
1,942
1,320
1,707
2006
15,769
3,061
2,390
1,459
1,661
1,251
3,8636
20051
+/- %
+37
+6
+6
+18
+17
+6
-56
1)
Figures adjusted for discontinued operations
2)
Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report I, p. 8
3)
Non-GAAP financial measure; see derivation in Interim Report I, p. 32-33
4)
Non-GAAP financial measure; reconciliation to cash provided by operating activities see Interim Report I, p. 10
5)
Non-GAAP financial measure; reconciliation see Interim Report I, p. 11
6)              Net financial position as of December 31, 2005

Central Europe
Pan-European Gas
U.K.
Nordic
U.S. Midwest
Corporate Center
Core Energy Business
Other Activities2
Adjusted EBIT3
E.ON Group – Adjusted EBIT by market unit
First Quarter in million €
1,413
733
38
300
92
-95
2,481
53
2,534
2006
20051
+/- %
+10
+57
-86
+5
-8
-
+5
+89
+6
1)
Figures adjusted for discontinued operations
2)
This segment consists of Degussa which is accounted for using the equity method
3)
Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report I, p. 8
1,281
467
268
287
100
-41
2,362
28
2,390

Adjusted EBIT by business unit (1)
First Quarter in million €
2006
20051
+/- %
1)
Figures adjusted for discontinued operations
2)
Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report I, p. 8
1,009
205
80
35
-13
1,281
256
Central Europe West: Power
Central Europe West: Gas
Central Europe East
Other/Consolidation
Adjusted EBIT2
+2
+25
+19
-
+10
Central Europe

95

1,413
1,027

Adjusted EBIT by business unit (2)
First Quarter in million €
2006
20051
+/- %
1)
Figures adjusted for discontinued operations
2)
Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report I, p. 8
Up-/Midstream
Downstream shareholdings
Other/Consolidation
Adjusted EBIT2
511
217
5
733
274
193
-
467
+87
+12
-
+57
Regulated business
Non-regulated business
Other/Consolidation
Adjusted EBIT2
-
-
-
-86
Pan-European Gas
U.K.
124
148
-4
268
124
-65
-21
38

Sweden
Finland
Adjusted EBIT2
Adjusted EBIT by business unit (3)
First Quarter in million €
300
-
300
2006
287
-
287
20051
+/- %
+5
-
+5
1)
Figures for U.S. Midwest adjusted for discontinued operations
2)
Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report I, p. 8
Regulated business
Non-regulated business/ Other
Adjusted EBIT2
-7
-
-8
Nordic
U.S. Midwest
99
1
100
92
-
92

Adjusted EBITDA2
Depreciation, amortization and writedowns3
Adjusted EBIT2
Adjusted interest income (net)4
Net book gains
Restructuring expenses
Other nonoperating earnings
Income from continuing operations before
income taxes and minority interests
Income taxes
Minority interests
Income from continuing operations
Income from discontinued operations, net
Consolidated net income
E.ON Group – Consolidated net income
First Quarter in million €
3,252
-718
2,534
-328
519
-
-356

2,369
-527
-212
1,630
88
1,718
2006
20051
+/- %
+6
-
+6
-
-
-
-
+3
-
-
+17
+35
+18
1)
Figures adjusted for discontinued operations
2)
Non-GAAP financial measure; reconciliation to consolidated net income see Interim Report I, p. 8
3)
For commentary see footnote 2 in the Interim Report I, p.32
4)
Reconciliation see Interim Report I, p.33
3,061
-671
2,390
-297
94
-10
125
2,302
-738
-170
1,394
65
1,459

Central Europe
Pan-European Gas
U.K.
Nordic
To be slightly above the high level of 2005
U.S. Midwest
Corporate Center
Cash provided by operating activities
Investments in intangible assets and property,
plant and equipment
Free cash flow2
E.ON Group – Cash provided by operating activities by market unit
First Quarter in million €
399
1,559
-277
286
164
-189
1,942
622
1,320
2006
438
1,213
10
29
128
-157
1,661
410
1,251
20051
+/-
-39
+346
-287
+257
+36
-32
+281
+212
+69
1) Figures adjusted for discontinued operations
2) Non-GAAP financial measure; reconciliation to cash provided by operating activities see Interim Report I, p. 10

+3.9
-2.6

-1.2

+1.9
Net financial
position as of
Dec. 31, 2005
investments2)
Funding CTA
Net financial
position as of
March 31, 2006
1) Non-GAAP financial measure; reconciliation see Interim Report I, p. 11
2) Investments in intangible and fixed assets and participations

+1.7
Consolidations
+0.1

-0.6
Cash provided
by operating
activities
Others
E.ON Group – Development of net financial position1
First Quarter in billion €
+0.2
Divestments/
Deconsolidations

U.S. Midwest
Expected net income
Nordic
U.K.
Pan-European Gas
To be slightly above 2005 level
Not to repeat extraordinary high 2005 level
To be on par with 2005 level
To be below 2005 figure
To be significantly higher than 2005 level
To be
To exceed 2005 level
slightly above the high level of 2005
Central Europe
Expected adjusted EBIT by Market Units:
Expected adjusted Group EBIT
E.ON Group - Outlook 2006

Back-up Charts

Last 12 Months
April 2006
EUR/MWh
90
80
70
60
50
40
30
20
1.4.05
1.7.05
1.10.05
1.1.06
1.4.06
01.04
16.04
Legend
UK Cal 07 Base Load (EUR/MWh)
French Cal 07 Base Load (EUR/MWh)
EEX Cal 07 Base Load (EUR/MWh)
Nord Pool Cal 07 Base Load (EUR/MWh)
US Cal 07 Base Load (EUR/MWh)

Key drivers

- In the first half of April, UK forwards appear to be driven mainly by NBP gas prices.
- Mainland Europe and Nordic forwards appear to be driven mainly by fuel and CO2 prices. Nordic forwards appear to be additionally influenced by hydrological situation.
- US forwards appear to be driven by Henry Hub gas prices.
- In the last week of April, all European power markets appear to be heavily influenced by the sharp decrease of CO2 prices.

EEX, UK, Nord Pool, French and US Forward prices Cal
2007
Development of electricity prices on selected markets

e·on

Coal, ARA – Last 12 months
April 2006
USD/t
80
70
60
50
40

CO_2-Price-Index (Cal 06) – Last 12 months
April 2006
EUR/t
30
25
20
15
10
5
1.4.05
1.5.05
1.6.05
1.7.05
1.8.05
1.9.05
1.10.05
1.11.05
1.12.05
1.1.06
1.2.06
1.3.06
1.4.06
1.4.06
8.4.06
15.4.06
22.4.06
29.4.06

Key Messages

- **Coal** – Production problems in South Africa led to coal prices remaining on their high levels. However, additional offers from the USA (high sulphur coal) and Indonesia are seen in the European market. The lowered CO_2 and power prices had no prompt effect on the European coal market.
- **Freight** – The freight market has been quite stable during April.
- CO_2- Increasing oil prices have driven the CO_2 price to new record highs in the mid of April. With the first publications of verified emissions for 2005 from Estonia, the Netherlands, Czech Republic, France and parts of Belgium, CO_2 prices significantly decreased as emissions for the first year of NAP-1 phase were far below expectations. The CO_2 price dropped to a 13-month low at the end of April.

Legend

- Coal forwards for year+1 (2006/2007)
- Coal forwards for year+2 (2007/2008)
- CO_2-Price-Index (2006) – NAP-1 phase
- CO_2-Price-Index (2008) – NAP-2 phase

Europe – Coal- and CO2-prices

70
65
60
55
50
45
30
28
26
24
22
20
18
16
14
12
10
EUR/t (coal), EUR/MWh (power)
EUR/t (CO2)
1.4.06
4.4.06
7.4.06
10.4.06
13.4.06
16.4.06
19.4.06
22.4.06
25.4.06
28.4.06
1.5.06
4.5.06
7.5.06
Coal API#2 Yr 2007
EEX Base Yr 2007
CO2 (current year)

Coal, CO2 and German power prices

in million €

251
340
302
40
933
1 billion €
2003
2004
2005
Q1 2006
Achieved
2003-Q1 2006
Target
2003-06

- Operational improvement of 1bn€[1] through:
  - Operational excellence (e.g. best practice transfer in generation, trading and retail, interface optimization in overhead)
  - Integration synergies (e.g. TXU, E.ON Ruhrgas)
  - Further cost savings (e.g. procurement savings, contract re-negotiations)

Realized 933m €[2] until March 31, 2006

- One off costs of 430m €[3] over 3 years to achieve operational improvement

1)
Equivalent U.S.-GAAP target; Net income 650m €
2)
Non-GAAP financial measure; cost reductions led to roughly 635m € increase in consolidated net income (after taxes and minority interests)
3)
Equivalent U.S.-GAAP target: Net income of 280m €
Operational improvement in the energy business –
A continuing group-wide process to create further
value

E.ON Group – "Non-operating income"
First Quarter in million €
Net book gains
Sale of securities
Sale of Degussa / RAG
Restructuring expenses
Other non-operating income
Mark-to-market valuation of derivatives
      Impairments on intangible and tangible assets
      Other
"Non-operating income"
Q1 / 2006
519
143
376
0
-356
-186
-70
-100
163

2005
Book gains
Other
earnings
Total
E.ON Finland
0
2
2
WKE
0
86
86
2006
Results from
discontinued operations
0
88
88
0
0
0
Viterra
 Ruhrgas Industries
0
0
0
Book gains
Other
earnings
Total
E.ON Finland
0
9
9
WKE
0
-4
-4
Results from
discontinued operations
0
65
65
0
50
50
Viterra
Ruhrgas Industries
0
10
10
E.ON Group – Discontinued operations
First Quarter in million €

Central Europe	Pan-European Gas	U.K.	Nordic	U.S. Midwest	Corporate Center	E.ON Group
Bonds	0.0	0.0	0.5	0.4	1.0	7.2	9.1
Commercial Paper	0.0	0.0	0.0	0.3	0.0	1.8	2.1
Bank Loans / others	1.5	0.7	0.2	0.5	0.0	0.2	3.1
Gross External Debt[1]	1.5	0.7	0.7	1.2	1.0	9.2	14.3

10%
6%
8%
7%
64%
Central Europe
Pan-European Gas
U.K.
Nordic
U.S. Midwest
Corporate Center

2006
2007
2010
2011 - 2016

E.ON Group - Split of gross external debt1
as of March 31, 2006, in billion €
Split by Market Unit
Split by Currency2
Split by Maturity
1)
Non-GAAP financial measure; gross external debt equals financial liabilities to banks and third parties, see Interim Report I, p. 10
2)
Before hedging

E.ON's Ratings compared to its peer group
As of May 2, 2006
Ratings S&P
p.o. = positive outlook, n.o. = negative outlook, rev. down. = review for possible downgrade, watch neg. = creditwatch negative
E.ON Aa3 rev. down.,
AA- watch neg.
AA
AA-
A+
A
A-
BBB
Baa1
A3
A2
A1
Aa3
Aa2
Endesa A3 n.o., A watch Neg.
EdF Aa1 stable, AA-  n.o.
GdF Aa1 stable, AA - stable
Enel Aa3 stable, A+  n.o.
RWE A1 stable, A+ n.o.
Scottish & Southern  Aa3 stable, A+
stable
Vattenfall A2 p.o.,  A- p.o.
•
  Moody's (Aa3, „review for possible downgrade")
Moody’s has placed its Aa3 credit rating of E.ON
AG on review for a possible downgrade, following
the announcement by E.ON that it has made an
offer to acquire 100% of the shares in Endesa
SA.
“Moody’s says that, if the acquisition were to be
successful, the most likely outcome would be an
E.ON AG rating that is a weakly positioned at A2.”
•
  Standard & Poor‘s (AA-, „creditwatch negative")
Standard & Poor’s has placed its AA- credit rating
of E.ON AG on creditwatch with negative
implications, following the announcement by
E.ON that is has made an offer to acquire 100%
of the shares in Endesa SA.
“Based on current information and statements by
the company, the ratings are unlikely to be
lowered by more than two notches, however.”
Aa1

Market unit ratings within the E.ON Group
E.ON AG/
E.ON International Finance B.V.
Aa3 rev. down. / AA- watch neg.
E.ON Energie AG
E.ON UK plc
A3 rev. down. / A- stable
Powergen (East Midlands)
Investments
A3 rev. down. / A- stable
E.ON U.S. LLC
A3 stable / BBB+ stable
E.ON U.S. Capital Corp
A3 stable / BBB+ stable1
E.ON Ruhrgas AG
E.ON US Invest-
ment Corp.
Kentucky Utilities
A2 stable / BBB+ stable3
Louisville Gas and
Electric
A2 stable / BBB+ stable2
Powergen Retail Ltd
Baa1 stable / A- stable
E.ON Sverige AB
A stable
1) Senior unsecured MTN‘s are rated BBB by S&P
2) Senior secured debt rating is A1 stable /A- stable
3) Senior secured debt rating is A1 stable/ A stable
E.ON UK Holding
Company Ltd.
E.ON Nordic Holding
Avon Energy Partners
Holding
A3 rev. down.
Central Networks
West plc
A3 stable
Central Networks plc
A3 stable
Central Networks East plc
A3 stable / A- stable
as of March 31, 2006
Powergen Ltd.
A3 rev. down./ A- stable
rev. down. = review for possible downgrade
watch neg. = creditwatch negative

This presentation do not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval.
  Endesa investors and security holders are urged to read the tender offer prospectus from E.ON regarding the proposed tender offer for Endesa when it becomes available, because it will contain important information. The tender offer prospectus and certain complementary documentation will be filed in Spain with the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”).
Likewise, a tender offer statement, which will incorporate the prospectus by reference, will be filed in the United States with the U.S.
Securities and Exchange Commission (the “SEC”). Investors and security holders may obtain a free copy of the tender offer prospectus (when it is available) and its complementary documentation in the central offices of E.ON, Endesa, the four Spanish Stock
Exchanges, and Santander Investment Bolsa SV SA. The prospectus will also be available on the websites of the CNMV
(www.cnmv.es) and E.ON (www.eon.com). Likewise, investors and security holders may obtain a free copy of the U.S. tender offer statement (when it is available) and other documents filed by E.ON with the SEC on the SEC’s website at www.sec.gov. The tender offer statement and these other documents may also be obtained for free from E.ON, when they become available, by directing a request to E.ON AG, External Communications, phone +49-211-4579-453.
This presentation may contain forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of E.ON and Endesa and the estimates given here. These factors include the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully Endesa within the E.ON Group or to realize synergies from such integration;
costs related to the acquisition of Endesa; the economic environment of the industries in which E.ON and Endesa operate; and other risk factors discussed in E.ON’s public reports filed with the Frankfurt Stock Exchange and with the SEC (including E.ON’s Interim
Report I on Form 20-F) and in Endesa’s public reports filed with the CNMV and with the SEC (including Endesa’s Interim Report I on
Form 20-F). E.ON assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.
E.ON prepares its consolidated financial statements in accordance with generally accepted accounting principles in the United States
("U.S. GAAP"). This presentation may contain references to certain financial measures (including forward looking measures) that are not calculated in accordance with U.S. GAAP and are therefore considered "non-GAAP financial measures" within the meaning of the U.S. federal securities laws. E.ON presents a reconciliation of these non-GAAP financial measures to the most comparable U.S.
GAAP measure or target, either in this presentation, in its Interim Report I, or on its website at www.eon.com. Management believes that the non-GAAP financial measures used by E.ON, when considered in conjunction with (but not in lieu of) other measures that are computed in U.S. GAAP, enhance an understanding of E.ON's results of operations. A number of these non-GAAP financial measures are also commonly used by securities analysts, credit rating agencies, and investors to evaluate and compare the periodic and future operating performance and value of E.ON and other companies with which E.ON competes. These non-GAAP financial measures should not be considered in isolation as a measure of E.ON's profitability or liquidity, and should be considered in addition to, rather than as a substitute for, net income, cash flow provided by operating activities, and the other income or cash flow data prepared in accordance with U.S. GAAP. The non-GAAP financial measures used by E.ON may differ from, and not be comparable to, similarly titled measures used by other companies.